UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E. Rio Salado Parkway, Suite 130, Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Signing of an Exploration Alliance Agreement with BHP Mineral Resources Inc.

On May 7, 2024, Ivanhoe Electric Inc. (the “Company” or “IE”) entered into an Exploration Alliance Agreement (“Agreement”) with Sand Hill Exploration Inc. (a direct wholly-owned subsidiary of the Company) and BHP Mineral Resources Inc. (“BHP”), which sets out the framework for BHP and the Company to explore mutually agreed “Areas of Interest” in the United States to identify copper and other critical metal exploration opportunities within those Areas of Interest that may become 50/50 owned joint ventures. The initial Areas of Interest are in Arizona, New Mexico, and Utah. All capitalized terms that are not otherwise defined in this Current Report on the Form 8-K shall have the meaning attributed to them in the Agreement.

The Agreement is for a term of three years, which may be extended upon mutual agreement. BHP (through a wholly owned subsidiary) will provide the initial funding of $15 million and any subsequent funding would be on a 50/50 basis. Pursuant to the Agreement, the Company will provide access to one Typhoon system of the existing units which will be replaced by a new Generation 2 unit under construction from and after August 1, 2024, and with the most recent related technology from time to time, all as directed by an Alliance Management Committee and in accordance with the requirements specified in the initial work program and budget and other approved work programs and budgets.

The Agreement contemplates two stages – a Project Generation Phase and a Joint Venture Phase. The Company will be the operator during the Project Generation Phase and the operator of a project in the Joint Venture Phase will be mutually agreed upon in the future.

During the Project Generation Phase, the Alliance will conduct early-stage generative exploration activities in the six initial AOIs. The goal of these initial activities is to identify and stake mineral rights within the AOIs to form a project and/or acquire such mineral rights from third parties. For each Area of Interest, an Area of Interest LLC will be created to hold the applicable rights and engage in all early-stage exploration. The Company will initially own 100% of each Area of Interest LLC.

If agreed, an Area of Interest will be progressed to the Joint Venture Phase, resulting in the creation of a Joint Venture with 50/50 ownership. The purpose of the Joint Venture Phase is to further explore and evaluate the exploration results to assess its technical and economic merit, and if agreed upon, to develop and operate a mine and associated infrastructure. During the Joint Venture Phase, each Party will contribute pro rata to their respective interest in the Joint Venture in accordance with the applicable Joint Venture documents, with each party having the right to take any product from the Joint Venture in kind in proportion to its equity interest existing at the relevant time.

The Parties have agreed to six initial Areas of Interest which cover an area of approximately 3,655 km2. Both parties have agreed that any activities within the Areas of Interest will be conducted exclusively for the benefit of the Alliance. The Agreement establishes an Alliance Management Committee, which is composed of an equal number of members from each the Company and BHP.

Either party may propose additional areas for acquisition or exploration, the exclusion of certain areas, or the progression of an Area of Interest to the Joint Venture Phase. The treatment of such proposals, and the rights of each party following acceptance or rejection of the proposal by the other party or the Alliance Management Committee, are further described in the Agreement.

Customary provisions related to confidentiality, intellectual property protection, representations, warranties and covenants, as well as termination, dispute resolution and indemnification are detailed in the Agreement.

The termination provisions of the Agreement include that:

•	if this Agreement is terminated by BHP in accordance with certain provisions related to breach of the Agreement by the Company, then BHP has the right to acquire each project then existing in the alliance for an amount equal to 50% of the expenditures made on behalf of the alliance on the project;

•	if this Agreement is terminated by the Company in accordance with certain provisions related to breach of the Agreement by BHP, then BHP has the right to either:

o	pay to the Company the balance of the BHP funding commitment not already advanced to the operator and acquire a 50% interest in one or more Area of Interest LLCs for no further consideration; or

o	not pay to the Company the balance of the BHP funding commitment and acquire an earned interest in one or more Area of Interest LLCs with such earned interest being that fraction of 50% which is in proportion to the amount of the BHP funding commitment already advanced compared to the full BHP funding commitment, for no further consideration;

•	if this Agreement is terminated by BHP or the Company in accordance with certain provisions related to deadlock, then BHP shall have the right to declare that a project shall become a Joint Venture project by payment to the Company and other applicable parties of an amount equal to 50% of the expenditures made by the Company and other applicable parties on such project from the date of termination of the Agreement to the date of BHP’s notice of election regarding this right (the “BHP Back-In Right”). The BHP Back-In Right shall apply to any and all projects remaining in the alliance on the date of termination of this Agreement; and

•	if this Agreement is terminated in circumstances other than those specified above,

o	BHP shall have the right to form one or more Joint Ventures with respect to any one or more projects or rights held for the benefit of the alliance, by providing written notice to the Company within thirty (30) business days following the termination of the Agreement and upon receipt of such written notice one or more Joint Ventures will exist where BHP owns 50% and the Company owns 50%; and

o	for each other project which does not become a Joint Venture project, the operator company or the relevant Area of Interest LLC will retain ownership of that project and BHP and its affiliates will no longer have any rights or interest in such project except for the BHP Back-In Right that shall apply to any and all such projects;

in each case, subject to the terms and conditions in the Agreement.

The information above is based on, or extracted from, the Agreement. All figures are in U.S. dollars.

Agreement Incorporated by Reference

The foregoing description of the Agreement and its schedules does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Agreement is filed herewith to provide investors with information regarding its terms. The Agreement is not intended to provide any other factual information about the parties to such agreement. In particular, the assertions embodied in the representations and warranties contained in the Agreement were made as of the date of the Agreement only and may be subject to certain exceptions. Moreover, certain representations and warranties in the Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual statements of fact about the parties.

Item 7.01. Regulation FD Disclosure.

On May 8, 2024, the Company issued a press release announcing the signing of an Exploration Alliance Agreement with BHP Mineral Resources Inc., a subsidiary of BHP. A copy of the Company’s press release dated May 8, 2024, relating to the update is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1##	Exploration Alliance Agreement dated May 7, 2024
99.1	Press Release dated May 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

## Certain schedules or portions thereof are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide on a supplemental basis a copy of any omitted schedule to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: May 8, 2024	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer